EXHIBIT 11

                   COMPUTATION OF NET INCOME PER COMMON SHARE


                                                    DECEMBER 31
                                  ---------------------------------------------
                                       1999            1998             1997
                                       ----            ----             ----

NET INCOME (LOSS)                 $    300,553    $ (1,017,170)    $ (2,259,251)
                                  ============    ============     ============


WEIGHTED AVERAGE OF
COMMON SHARES
OUTSTANDING                          1,604,163       1,604,163        1,604,163

DILUTIVE EFFECT OF STOCK OPTION         63,021
                                  ------------    ------------     ------------

                                     1,667,184       1,604,163        1,604,163
                                  ============    ============     ============

BASIC NET INCOME (LOSS)
PER COMMON SHARE                  $        .19    $       (.63)    $      (1.41)
                                  ============    ============     ============

DILUTIVE NET INCOME (LOSS)
PER COMMON SHARE                  $        .18    $       (.63)    $      (1.41)
                                  ============    ============     ============